Exhibit 99


                            NCT Conformed Letterhead

                              N E W S  R E L E A S E


CONTACTS:   Joanna Lipper
            NCT Group, Inc.
            (203) 226-4447 ext. 3506 (203) 226-3123 (fax)
            jlipper@nctgroupinc.com

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

AVAYA INTEGRATES  TECHNOLOGY FROM NCTI SUBSIDIARY  ARTERA GROUP INTO NEW NETWORK
--------------------------------------------------------------------------------
      BANDWIDTH OPTIMIZATION SERVICE
      ------------------------------

Software-based managed service more than doubles network transmission speeds and reduces bandwidth requirements without the need for capital investment

     WESTPORT, Conn, Mar 22, 2004 - Artera Group, Inc., a subsidiary of NCT Group, Inc. (OTCBB: NCTI), today announced that the software-based managed service introduced today by Avaya Global Services is based on Artera technology. This new offering, called Avaya Network Bandwidth Optimization, can create more capacity on a company's communications network and more than double data transmission speeds without the need for investing in hardware-based bandwidth compression systems or network upgrades.

     The software-based service manages information and data traffic, enabling workers to download data and access the Internet more quickly, regardless of whether they access the corporate network in the office or over a dial-up modem. In addition, Avaya Network Bandwidth Optimization can help facilitate migration to next-generation applications such as Internet Protocol (IP) telephony, which uses a single converged network to manage voice and data traffic and functions, by creating more network capacity.

     "With the convergence of voice and data, corporate IT environments require efficiency," said Michael J. Parrella, Chairman and CEO, NCTI. "Avaya Network Bandwidth Optimization can be of great benefit to all enterprises. We are very proud to be a part of Avaya's IP migration strategy."

     For more information, see today's Avaya press release. To learn more about Avaya Network Bandwidth Optimization, go to http://www1.avaya.com/services/portfolio/nbo/index.html. For more information about Avaya Global Services, visit http://www1.avaya.com/services/.

About Avaya
-----------

     Avaya Inc. designs, builds and manages communications networks for more than 1 million businesses worldwide, including 90 percent of the FORTUNE 500(R). Focused on businesses large to small, Avaya is a world leader in secure and reliable Internet Protocol (IP) telephony systems and communications software applications and services.

     Driving the convergence of voice and data communications with business applications - and distinguished by comprehensive worldwide services - Avaya helps customers leverage existing and new networks to achieve superior business results. For more information visit the Avaya website: http://www.avaya.com.


About Artera
------------

     Artera Group, Inc., a subsidiary of NCT Group, Inc. (OTCBB: NCTI), develops patent pending high-speed data communications and network optimization technology for enterprise, small business and residential applications. For more information, visit http://www.arteragroup.com.

                                      # # #

Cautionary Statement Regarding Forward-Looking Statements
Certain information contained in this press release comprise forward-looking statements within the meaning of the Private Securities Litigation Act of 1995 (the "Act"), which became law in December 1995. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, NCTI wishes to caution investors and prospective investors about significant factors, which among others, have in some cases affected NCTI's actual results and are in the future likely to affect NCTI's actual results and cause them to differ materially from those expressed in any such forward-looking statements. For example, data transfer speed enhancements resulting from Artera product usage may vary based on individual user circumstance. In addition, investors and prospective investors should read this press release in conjunction with NCTI's recent filings with the Securities and Exchange Commission available online in the EDGAR database at http://www.sec.gov.